Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated January 13, 2021, with respect to the financial statements of Gores Metropoulos II, Inc., incorporated herein by reference.

/s/ KPMG LLP

Denver, Colorado
March 28, 2022